Exhibit 99.1

NANO MAGIC UPDATE

Madison Heights, Michigan – April 24, 2024 – Nano Magic, Inc. (OTC: NMGX) (“Nano Magic” or the “Company”), a leader in innovative nanotechnology powered cleaning solutions, protective coatings, and anti-fog products provided an update from President & CEO Tom Berman following the Company’s filing on April 3, 2024, of its Annual Report on Form 10-K for the year ended December 31, 2023.

Berman said, “Although we didn’t hit our revenue or profit targets in 2023, we made strides towards some of our strategic goals that we expect to capitalize on in 2024”.

Nano Magic continues to focus on building its brand by selling Nano Magic branded products direct-to-consumer, through national retailers, and in specialty channels such as the optical and safety industries. Nano Magic saw growth in sales on Amazon in 2023. Nano Magic also secured new programs with national retailers including Menards, Kroger/Fred Meyer, and Kinney Drugs; Nano Magic also extended existing programs with Walmart, Advanced Auto Parts, Best Buy, Micro Center, and Spartan Nash among others. Fastenal and Wesco, two companies that distribute safety products, now offer Nano Magic branded products too.

Berman further explained: “Besides being determined to build our brand for long-term value, we also recognize value in developing private label and co-branded programs in our various sales channels”. Nano Magic renewed private labeled programs with Walgreens, SEE Eyewear, Hoya SafeVision, and Vision Source. Nano Magic has also developed new partnerships with Global Optics, Cherry Optical, and Western Optical Supply in the optical channel. Berman also noted a new and exciting ‘Powered by Nano Magic’ lens cleaning program that is expected to launch in Q2 2024 with SVS Vision, a top optical retailer.

Outside of the optical space, Berman further noted that “Nano Magic recently launched a private label program with its 2-in-1 Anti-Fog + Lens Cleaner with Uline, a leader in the safety industry and Nano Magic and Wallside Windows, a leading window manufacturer in Michigan, recently launched a co-branded window and glass cleaner program.”

Berman concluded by stating “our team is working incredibly hard every day, recognizing we’re not yet where we want to be, I remain optimistic about our near and long-term future. 2024 and beyond should be very exciting”.

About Nano Magic

Nano Magic is a leader in developing and bringing to market cutting-edge nanotechnology-powered industrial and consumer cleaning solutions, protective coatings, and anti-fog products formulated in Detroit, Michigan. Nano Magic focuses on innovative and advanced product solutions harnessing the magic power of nanotechnology to create a safer, more socially conscious, and higher performing world. Visit www.nanomagic.com for more information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties, many of which are outside of our control, concerning our business, products, and financial results. Actual results may differ materially from the results expressed or implied by forward-looking statements. In some cases, you can identify forward looking statements by our use of words such as “expect,” “anticipate,” “will,” “believe,” and similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently uncertain. All statements are made as of the date of this release, and we undertake no obligation to update publicly any of these forward-looking statements to reflect actual results or new information except as required by applicable laws. More information about our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2023, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”).

All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. All forward-looking statements apply only as of the date hereof. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances, except as required by law.

Contact Information

Nano Magic Inc.

Jeanne Rickert

j.rickert@nanomagic.com

(844) 273-6462